Exhibit 99.1

Contact:
Dave Ryan	980.299.5641

Albemarle reports second quarter growth and raises full year EPS guidance

CHARLOTTE, NC - August 7, 2019 –

Second quarter 2019 highlights:

•	Net sales were $885.1 million, an increase of 4% over the prior year; earnings were $1.45 per diluted share

•	Adjusted diluted EPS was $1.55, an increase of 14% over the prior year

•	Adjusted EBITDA increased 6%, excluding currency exchange impacts

•	Revised agreement with Mineral Resources Limited to acquire a 60% interest in the Wodgina hard rock lithium mine project

•	Raised full year outlook of adjusted diluted earnings per share to between $6.25 and $6.65

Albemarle Corporation (NYSE: ALB) reported second quarter 2019 results.

	Three Months Ended June 30,
In thousands, except per share amounts	2019	2018	$ Change	% Change
Net sales	$885,052	$853,874	$31,178	3.7%
• Favorable pricing in all reportable segments and increased volume in Lithium and Bromine Specialties • Lower volume in Catalysts • Growth of 6% excluding unfavorable currency exchange impacts
Net income attributable to Albemarle Corporation	$154,198	$302,461	$(148,263)	(49.0)%
•
2018 included $176.7 million after tax gain on sale of the polyolefin catalysts and components portion of the Performance Catalyst Solutions (“PCS”) business
•
Increased depreciation and amortization expense due to increased capital projects put into service
•
Lower interest and financing expenses from higher capitalized interest due to increased capital expenditures
•
Lower taxes resulting from the geographic mix of earnings

Adjusted EBITDA(a)	$261,900	$258,562	$3,338	1.3%
• Increased earnings in Bromine Specialties and All Other • Decreased earnings in Catalysts from lower volume, as well as an increase in Corporate costs for professional services
Diluted earnings per share	$1.45	$2.73	$(1.28)	(46.9)%
Non-operating pension and OPEB items(a)	(0.01)	(0.02)
Non-recurring and other unusual items(a)	0.10	(1.36)
Adjusted diluted earnings per share(b)	$1.55	$1.36	$0.19	14.0%

(a)	See Non-GAAP Reconciliations for further details.

(b)	Totals may not add due to rounding.

“In the second quarter, Albemarle delivered adjusted diluted EPS of $1.55, an increase of 14% compared to the second quarter of 2018. All of our businesses met or exceeded our expectations this quarter with volume and pricing providing year-over-year growth in Lithium and Bromine," said Luke Kissam, Albemarle's CEO. "The recently announced amendments to our transaction with Mineral Resources Limited and our decision to delay indefinitely certain lithium expansion projects will allow us to reduce capital expenditures significantly while still meeting the commitments we have made to our customers.”

Outlook

With first half 2019 performance as expected, we reconfirm our net sales and adjusted EBITDA guidance, while increasing our adjusted EPS guidance to the following:

	2019 Outlook	vs Full Year 2018
Net sales	$3.65 - $3.85 billion	8% - 14%
Adjusted EBITDA	$1,070 - $1,140 million	6% - 13%
Adjusted EPS (per diluted share)	$6.25 - $6.65	13% - 21%

Quarterly Segment Results

Lithium

In millions	Q2 2019	Q2 2018	$ Change	% Change
Net Sales	$324.8	$317.6	$7.2	2.3%
• Favorable price impacts and increased sales volume • $7.3 million of unfavorable currency exchange
Adjusted EBITDA	$141.8	$141.6	$0.2	0.1%
• Favorable price impacts and increased sales volume • Higher tolled product costs and investment to support future operational savings

Bromine Specialties

In millions	Q2 2019	Q2 2018	$ Change	% Change
Net Sales	$255.4	$220.5	$34.9	15.8%
• Increased sales volume and favorable price impacts • $3.4 million of unfavorable currency exchange
Adjusted EBITDA	$81.3	$69.4	$12.0	17.2%
• Increased sales volume and favorable price impacts • $2.1 million of unfavorable currency impacts

Catalysts

In millions	Q2 2019	Q2 2018	$ Change	% Change
Net Sales	$266.3	$285.0	$(18.7)	(6.5)%
• Lower sales volume and $5.4 million of unfavorable currency exchange impacts • Favorable pricing impacts
Adjusted EBITDA	$66.9	$75.1	$(8.2)	(11.0)%
• Lower sales volume, higher material costs and $2.3 million of unfavorable currency exchange impacts • Favorable pricing impacts

All Other

In millions	Q2 2019	Q2 2018	$ Change	% Change
Net Sales	$38.6	$30.7	$7.8	25.4%
• Increased sales volume and favorable pricing in our fine chemistry services business
Adjusted EBITDA	$11.2	$(0.1)	$11.3	11,228.7%
• Increased sales volume and favorable pricing in our fine chemistry services business

Corporate Results

In millions	Q2 2019	Q2 2018	$ Change	% Change
Adjusted EBITDA	$(39.3)	$(27.4)	$(11.9)	43.4%
• $8.1 million of unfavorable currency exchange impacts and higher selling, general and administrative spending for professional services

Income Taxes

Our effective income tax rates for the second quarter of 2019 and 2018 of 18.2% and 21.5%, respectively, are influenced by non-recurring, other unusual and non-operating pension and OPEB items (see Non-GAAP Reconciliations). The decrease in the effective tax rate in the second quarter of 2019 compared to 2018 was impacted by a variety of factors, primarily stemming from a change in the geographic mix of earnings. Our adjusted effective income tax rates, which exclude non-recurring, other unusual and non-operating pension and OPEB items, were 18.4% and 24.4% for the second quarter of 2019 and 2018, respectively, and continue to be influenced by the level and geographic mix of income.

Cash Flow

Our cash from operations was approximately $199.3 million for the six months ended June 30, 2019, a decrease of $24.6 million versus the same period in 2018, primarily due to increased inventory purchases to meet higher forecasted sales, the timing on collection of certain receivables, lower cash earnings in our Catalysts reportable segment and higher cash taxes paid. These were partially offset by higher dividends received from unconsolidated investments and increased cash earnings from Bromine Specialties. Capital expenditures were $415.6 million as compared to $280.9 million in the first six months of 2018, with the increase driven largely by expansion in our Lithium business.

We had $398.2 million in cash and cash equivalents at June 30, 2019, as compared to $555.3 million at December 31, 2018. During the first six months of 2019, cash on hand, cash provided by operations and commercial paper note borrowings funded dividends to shareholders of $74.3 million, in addition to capital expenditures.

Earnings Call

The Company’s performance for the second quarter ended June 30, 2019 will be discussed on a conference call at 9:00 AM Eastern time on August 8, 2019. The call can be accessed by dialing 844-347-1034 (International Dial-In # 209-905-5910), and entering conference ID 4270876. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation (NYSE: ALB), headquartered in Charlotte, NC, is a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. We power the potential of companies in many of the world’s largest and most critical industries, from energy and communications to transportation and electronics. Working side-by-side with our customers, we develop value-added, customized solutions that make them more competitive. Our solutions combine the finest technology and ingredients with the knowledge and know-how of our highly experienced and talented team of operators, scientists and engineers.

Discovering and implementing new and better performance-based sustainable solutions is what motivates all of us. We think beyond business-as-usual to drive innovations that create lasting value. Albemarle employs approximately 5,600 people and serves customers in approximately 100 countries. We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.

Forward-Looking Statements

Some of the information presented in this press release, the conference call and discussions that follow, including, without limitation, information related to product development, production capacity, committed volumes, market trends, pricing, expected growth, earnings and demand for our products, input costs, surcharges, tax rates, stock repurchases, dividends, cash flow generation, costs and cost synergies, capital projects, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products or the end-user markets in which our products are sold; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; increases in the cost of raw materials and energy, and our ability to pass through such increases to our customers; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of regulatory actions, proceedings, claims or litigation; the occurrence of cyber-security breaches, terrorist attacks, industrial accidents, natural disasters or climate change; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects form terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations; volatility and uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber-security breaches, and other innovation risks; decisions we may make in the future; the ability to successfully execute, operate and integrate acquisitions and divestitures; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We assume no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Albemarle Corporation and Subsidiaries
Consolidated Statements of Income
(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales	$885,052	$853,874	$1,717,116	$1,675,503
Cost of goods sold	559,138	542,518	1,107,716	1,059,168
Gross profit	325,914	311,356	609,400	616,335
Selling, general and administrative expenses	126,715	123,637	240,070	225,007
Research and development expenses	13,462	16,074	28,439	37,060
Gain on sale of business	—	(218,705)	—	(218,705)
Operating profit	185,737	390,350	340,891	572,973
Interest and financing expenses	(11,601)	(13,308)	(24,187)	(26,846)
Other (expenses) income, net	(7,065)	(5,223)	4,226	(35,699)
Income before income taxes and equity in net income of unconsolidated investments	167,071	371,819	320,930	510,428
Income tax expense	30,411	80,102	67,925	100,463
Income before equity in net income of unconsolidated investments	136,660	291,717	253,005	409,965
Equity in net income of unconsolidated investments (net of tax)	38,310	18,969	73,491	39,646
Net income	174,970	310,686	326,496	449,611
Net income attributable to noncontrolling interests	(20,772)	(8,225)	(38,729)	(15,390)
Net income attributable to Albemarle Corporation	$154,198	$302,461	$287,767	$434,221
Basic earnings per share	$1.46	$2.76	$2.72	$3.94
Diluted earnings per share	$1.45	$2.73	$2.71	$3.90

Weighted-average common shares outstanding – basic	105,961	109,671	105,880	110,176
Weighted-average common shares outstanding – diluted	106,316	110,659	106,336	111,263

Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In Thousands) (Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$398,183	$555,320
Trade accounts receivable	624,808	605,712
Other accounts receivable	105,207	52,059
Inventories	814,022	700,540
Other current assets	94,417	84,790
Total current assets	2,036,637	1,998,421
Property, plant and equipment	5,248,994	4,799,063
Less accumulated depreciation and amortization	1,858,369	1,777,979
Net property, plant and equipment	3,390,625	3,021,084
Investments	541,014	528,722
Other assets	186,592	80,135
Goodwill	1,566,464	1,567,169
Other intangibles, net of amortization	373,082	386,143
Total assets	$8,094,414	$7,581,674
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$558,839	$522,516
Accrued expenses	268,666	257,323
Current portion of long-term debt	490,691	307,294
Dividends payable	38,733	35,169
Current operating lease liability	19,441	—
Income taxes payable	23,611	60,871
Total current liabilities	1,399,981	1,183,173
Long-term debt	1,398,419	1,397,916
Postretirement benefits	46,025	46,157
Pension benefits	279,342	285,396
Other noncurrent liabilities	609,209	526,942
Deferred income taxes	387,035	382,982
Commitments and contingencies
Equity:
Albemarle Corporation shareholders’ equity:
Common stock	1,059	1,056
Additional paid-in capital	1,373,213	1,368,897
Accumulated other comprehensive loss	(349,411)	(350,682)
Retained earnings	2,775,940	2,566,050
Total Albemarle Corporation shareholders’ equity	3,800,801	3,585,321
Noncontrolling interests	173,602	173,787
Total equity	3,974,403	3,759,108
Total liabilities and equity	$8,094,414	$7,581,674

Albemarle Corporation and Subsidiaries
Selected Consolidated Cash Flow Data
(In Thousands) (Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash and cash equivalents at beginning of year	$555,320	$1,137,303
Cash flows from operating activities:
Net income	326,496	449,611
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	102,231	100,804
Gain on sale of business	—	(218,705)
Gain on sale of property	(11,079)	—
Stock-based compensation and other	10,136	8,076
Equity in net income of unconsolidated investments (net of tax)	(73,491)	(39,646)
Dividends received from unconsolidated investments and nonmarketable securities	60,291	30,045
Pension and postretirement expense (benefit)	1,055	(1,793)
Pension and postretirement contributions	(7,778)	(7,089)
Unrealized gain on investments in marketable securities	(577)	(625)
Deferred income taxes	3,570	30,708
Working capital changes	(223,238)	(91,189)
Other, net	11,672	(36,340)
Net cash provided by operating activities	199,288	223,857
Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(7,643)
Capital expenditures	(415,626)	(280,945)
Cash proceeds from divestitures, net	—	416,711
Proceeds from sale of property and equipment	10,356	—
Sales of marketable securities, net	908	(439)
Investments in equity and other corporate investments	(2,549)	(1,979)
Net cash (used in) provided by investing activities	(406,911)	125,705
Cash flows from financing activities:
Other borrowings (repayments), net	183,052	(211,833)
Dividends paid to shareholders	(74,313)	(72,484)
Dividends paid to noncontrolling interests	(38,962)	(7,378)
Repurchases of common stock	—	(250,000)
Proceeds from exercise of stock options	3,205	1,288
Withholding taxes paid on stock-based compensation award distributions	(10,570)	(16,460)
Other	(445)	—
Net cash provided by (used in) financing activities	61,967	(556,867)
Net effect of foreign exchange on cash and cash equivalents	(11,481)	(21,854)
Decrease in cash and cash equivalents	(157,137)	(229,159)
Cash and cash equivalents at end of period	$398,183	$908,144

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In Thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales:
Lithium	$324,758	$317,563	$616,644	$615,595
Bromine Specialties	255,433	220,514	504,485	446,153
Catalysts	266,301	284,966	517,949	545,683
All Other	38,560	30,748	78,038	67,913
Corporate	—	83	—	159
Total net sales	$885,052	$853,874	$1,717,116	$1,675,503

Adjusted EBITDA:
Lithium	$141,779	$141,617	$257,395	$272,631
Bromine Specialties	81,332	69,367	159,929	139,336
Catalysts	66,875	75,102	126,946	142,932
All Other	11,240	(101)	18,483	3,761
Corporate	(39,326)	(27,423)	(74,986)	(51,380)
Total adjusted EBITDA	$261,900	$258,562	$487,767	$507,280

See accompanying non-GAAP reconciliations below.

Additional Information

It should be noted that adjusted net income attributable to Albemarle Corporation, adjusted diluted earnings per share, non-operating pension and OPEB items per diluted share, non-recurring and other unusual items per diluted share, adjusted effective income tax rates, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These non-GAAP measures should not be considered as alternatives to Net income attributable to Albemarle Corporation (“earnings”). These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance. The Company’s chief operating decision maker uses these measures to assess the ongoing performance of the Company and its segments, as well as for business and enterprise planning purposes.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found on the following pages of this press release, which is also posted in the Investors section of our website at www.albemarle.com. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the Company is unable to estimate significant non-recurring or unusual items without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the Company's results calculated in accordance with GAAP.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited)
See below for a reconciliation of adjusted net income attributable to Albemarle Corporation, EBITDA and adjusted EBITDA, the non-GAAP financial measures, to Net income attributable to Albemarle Corporation (“earnings”), the most directly comparable financial measure calculated and reported in accordance with GAAP. Adjusted earnings is defined as earnings before the non-recurring, other unusual and non-operating pension and OPEB items as listed below. EBITDA is defined as earnings before interest and financing expenses, income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA and the non-recurring, other unusual and non-operating pension and OPEB items as listed below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In thousands, except percentages and per share amounts	2019	2018	2019	2018
Net income attributable to Albemarle Corporation	$154,198	$302,461	$287,767	$434,221
Add back:
Non-operating pension and OPEB items (net of tax)	(693)	(1,873)	(1,262)	(3,739)
Non-recurring and other unusual items (net of tax)	10,754	(150,618)	8,742	(135,299)
Adjusted net income attributable to Albemarle Corporation	$164,259	$149,970	$295,247	$295,183

Adjusted diluted earnings per share	$1.55	$1.36	$2.78	$2.65

Weighted-average common shares outstanding – diluted	106,316	110,659	106,336	111,263

Net income attributable to Albemarle Corporation	$154,198	$302,461	$287,767	$434,221
Add back:
Interest and financing expenses	11,601	13,308	24,187	26,846
Income tax expense	30,411	80,102	67,925	100,463
Depreciation and amortization	52,948	50,474	102,231	100,804
EBITDA	249,158	446,345	482,110	662,334
Non-operating pension and OPEB items	(676)	(2,204)	(1,259)	(4,401)
Non-recurring and other unusual items	13,418	(185,579)	6,916	(150,653)
Adjusted EBITDA	$261,900	$258,562	$487,767	$507,280

Net sales	$885,052	$853,874	$1,717,116	$1,675,503
EBITDA margin	28.2%	52.3%	28.1%	39.5%
Adjusted EBITDA margin	29.6%	30.3%	28.4%	30.3%

See below for a reconciliation of adjusted EBITDA on a segment basis, the non-GAAP financial measure, to Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP (in thousands, except percentages).

	Lithium	Bromine Specialties	Catalysts	Reportable Segments Total	All Other	Corporate	Consolidated Total	% of Net Sales
Three months ended June 30, 2019:
Net income (loss) attributable to Albemarle Corporation	$117,303	$69,616	$54,124	$241,043	$9,118	$(95,963)	$154,198	17.4%
Depreciation and amortization	24,365	11,716	12,751	48,832	2,122	1,994	52,948	6.0%
Non-recurring and other unusual items	111	—	—	111	—	13,307	13,418	1.5%
Interest and financing expenses	—	—	—	—	—	11,601	11,601	1.3%
Income tax expense	—	—	—	—	—	30,411	30,411	3.5%
Non-operating pension and OPEB items	—	—	—	—	—	(676)	(676)	(0.1)%
Adjusted EBITDA	$141,779	$81,332	$66,875	$289,986	$11,240	$(39,326)	$261,900	29.6%

Three months ended June 30, 2018:
Net income (loss) attributable to Albemarle Corporation	$117,292	$59,673	$280,887	$457,852	$(2,079)	$(153,312)	$302,461	35.4%
Depreciation and amortization	24,325	9,694	12,920	46,939	1,978	1,557	50,474	5.9%
Non-recurring and other unusual items	—	—	(218,705)	(218,705)	—	33,126	(185,579)	(21.7)%
Interest and financing expenses	—	—	—	—	—	13,308	13,308	1.6%
Income tax expense	—	—	—	—	—	80,102	80,102	9.4%
Non-operating pension and OPEB items	—	—	—	—	—	(2,204)	(2,204)	(0.3)%
Adjusted EBITDA	$141,617	$69,367	$75,102	$286,086	$(101)	$(27,423)	$258,562	30.3%

Six months ended June 30, 2019:
Net income (loss) attributable to Albemarle Corporation	$210,472	$137,096	$101,983	$449,551	$14,324	$(176,108)	$287,767	16.8%
Depreciation and amortization	46,457	22,833	24,963	94,253	4,159	3,819	102,231	5.9%
Non-recurring and other unusual items	466	—	—	466	—	6,450	6,916	0.4%
Interest and financing expenses	—	—	—	—	—	24,187	24,187	1.4%
Income tax expense	—	—	—	—	—	67,925	67,925	4.0%
Non-operating pension and OPEB items	—	—	—	—	—	(1,259)	(1,259)	(0.1)%
Adjusted EBITDA	$257,395	$159,929	$126,946	$544,270	$18,483	$(74,986)	$487,767	28.4%

Six months ended June 30, 2018:
Net income (loss) attributable to Albemarle Corporation	$225,626	$119,209	$336,547	$681,382	$(319)	$(246,842)	$434,221	25.9%
Depreciation and amortization	48,390	20,127	25,090	93,607	4,080	3,117	100,804	6.0%
Non-recurring and other unusual items	(1,385)	—	(218,705)	(220,090)	—	69,437	(150,653)	(9.0)%
Interest and financing expenses	—	—	—	—	—	26,846	26,846	1.6%
Income tax expense	—	—	—	—	—	100,463	100,463	6.0%
Non-operating pension and OPEB items	—	—	—	—	—	(4,401)	(4,401)	(0.2)%
Adjusted EBITDA	$272,631	$139,336	$142,932	$554,899	$3,761	$(51,380)	$507,280	30.3%

Non-operating pension and OPEB items, consisting of mark-to-market actuarial gains/losses, settlements/curtailments, interest cost and expected return on assets, are not allocated to our operating segments and are included in the Corporate category. In addition, we believe that these components of pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. In accordance with GAAP, these non-operating pension and OPEB items are included in Other (expenses) income, net. Non-operating pension and OPEB items were as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Interest cost	$8,769	$8,558	$17,638	$17,127
Expected return on assets	(9,445)	(10,762)	(18,897)	(21,528)
Total	$(676)	$(2,204)	$(1,259)	$(4,401)

In addition to the non-operating pension and OPEB items disclosed above, we have identified certain other items and excluded them from our adjusted net income calculation for the periods presented. A listing of these items, as well as a detailed description of each follows below (per diluted share):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Acquisition and integration related costs(1)	0.04	0.05	$0.07	$0.06
Albemarle Foundation contribution(2)	—	0.11	—	0.11
Gain on sale of business(3)	—	(1.60)	—	(1.59)
Gain on sale of property(4)	—	—	(0.08)	—
Legal accrual(5)	—	0.07	—	0.19
Environmental accrual(6)	—	—	—	0.11
Other(7)	0.07	0.01	0.07	0.01
Discrete tax items(8)	(0.01)	—	0.02	(0.11)
Total non-recurring and other unusual items	$0.10	$(1.36)	$0.08	$(1.22)

(1)
Acquisition and integration related costs for the three and six months ended June 30, 2019 and 2018 related to various significant projects. Acquisition and integration related costs are included in the consolidated statements of income as follows (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Acquisition and integration related costs:
Cost of goods sold	$—	$1.0	$—	$1.9
Selling, general and administrative expenses	5.0	5.5	10.3	6.8
Total	$5.0	$6.5	$10.3	$8.7
Total acquisition and integration related costs, after income taxes	$3.8	$5.2	$7.9	$7.1
Total acquisition and integration related costs, per diluted share	$0.04	$0.05	$0.07	$0.06

(2)
Included in Selling, general and administrative expenses for the three and six months ended June 30, 2018 is a $15.0 million ($11.5 million after income taxes, or $0.11 per share) charitable contribution, using a portion of the proceeds received from the Polyolefin Catalysts Divestiture, to the Albemarle Foundation, a non-profit organization that sponsors grants, health and social projects, educational initiatives, disaster relief, matching gift programs, scholarships and other charitable initiatives in locations where our employees live and operate. This contribution is in addition to the ordinary annual contribution made to the Albemarle Foundation by the Company, and is significant in size and nature in that it is intended to provide more long-term benefits in the communities where we live and operate.

(3)
Included in Gain on sale of business, for the three and six months ended June 30, 2018 is $218.7 million ($176.7 million after discrete incomes taxes, or $1.60 per share and $1.59 per share for the three and six months ended June 30, 2018, respectively, due to differences in the weighted average share count between periods) related to the sale of the Polyolefin Catalysts Divestiture.

(4)
Included in Other (expenses) income, net, for the six months ended June 30, 2019 is a gain of $11.1 million ($8.5 million after income taxes, or $0.08 per share) related to the sale of land in Pasadena, Texas not used as part of our operations.

(5)
Included in Other (expenses) income, net, for the three and six months ended June 30, 2018 is a $10.4 million ($8.0 million after income taxes, or $0.07 per share) expense resulting from a settlement of a legal matter related to guarantees from a previously disposed business. Also included in Other (expenses) income, net, for the six months ended June 30, 2018 is a $17.6 million ($13.6 million after income taxes, or $0.12 per share) expense resulting from a jury rendered verdict against Albemarle related to certain business concluded under a 2014 sales agreement for products that Albemarle no longer manufactures. Both matters were resolved and paid in 2018.

(6)
Increase in environmental reserve of $15.6 million ($12.0 million after income taxes, or $0.11 per share) to indemnify the buyer of a formerly owned site recorded in Other (expenses) income, net. As defined in the agreement of sale, this indemnification has a set cutoff date in 2024, at which point we will no longer be required to provide financial coverage.

(7)	Other adjustments for the three months ended June 30, 2019 included amounts recorded in:

•	Cost of goods sold - $0.1 million related to non-routine labor and compensation related costs in Chile that are outside normal compensation arrangements.

•
Selling, general and administrative expenses - Expected severance payments to be made in 2019 as part of a business reorganization plan of $4.8 million, with the unpaid balance recorded in Accrued expenses, and $1.0 million of shortfall contributions for our multiemployer plan financial improvement plan.

•	Other (expenses) income, net - $2.5 million of a net loss primarily resulting from the revision of indemnifications related to previously disposed businesses.
After income taxes, these charges totaled $7.7 million, or 0.07 per share.

Other adjustments for the six months ended June 30, 2019 included amounts recorded in:

•	Cost of goods sold - $0.5 million related to non-routine labor and compensation related costs in Chile that are outside normal compensation arrangements.

•
Selling, general and administrative expenses - Expected severance payments to be made in 2019 as part of a business reorganization plan of $5.3 million, with the unpaid balance recorded in Accrued expenses, and $1.0 million of shortfall contributions for our multiemployer plan financial improvement plan.

•	Other (expenses) income, net - $0.9 million of a net loss primarily resulting from the revision of indemnifications and other liabilities related to previously disposed businesses.
After income taxes, these charges totaled $6.9 million, or $0.07 per share.

Other adjustments for the three months ended June 30, 2018 included charges of $1.2 million ($1.0 million after income taxes, or $0.01 per share) related to the revision of previously recorded expenses of disposed businesses recorded in Other (expenses) income, net.

Other adjustments for the six months ended June 30, 2018 included amounts recorded in:

•	Cost of goods sold - $1.1 million for the write-off of fixed assets related to a major capacity expansion in our Jordanian joint venture.

•	Selling, general and administrative expenses - $1.4 million gain related to a refund from Chilean authorities due to an overpayment made in a prior year.

•	Other (expenses) income, net - $1.0 million related to the revision of previously recorded expenses of disposed businesses.
After income taxes, these charges totaled $0.9 million, or $0.01 per share.

(8)
Included in Income tax expense for the three and six months ended June 30, 2019 are discrete net tax benefits of $0.8 million, or $0.01 per share, and expenses of $2.4 million, or $0.02 per share, respectively. The net benefit for the three months is primarily related to foreign return to accrual adjustments. The net expense for the six months is primarily related to expenses for uncertain tax positions and foreign return to accrual adjustments, partially offset by a benefit for excess tax benefits realized from stock-based compensation arrangements.

Included in Income tax expense for the three and six months ended June 30, 2018 are discrete net tax expenses (benefits), excluding the discrete tax expense on the gain of sale of business noted above, of $0.3 million, or less than $0.01 per share, and ($11.8) million, or ($0.11) per share, respectively. The net expense for the three months is primarily related to $8.5 million for a valuation allowance recorded due to a foreign restructuring plan, partially offset by an $8.0 million benefit for tax accounting method changes. The net benefit for the six months is primarily related to an $8.0 million benefit for tax accounting method changes, a $6.5 million benefit for adjustments related to the accounting for the TCJA and $7.2 million excess tax benefits realized from stock-based compensation arrangements, partially offset by $8.5 million for a valuation allowance recorded due to a foreign restructuring plan.

See below for a reconciliation of the adjusted effective income tax rate, the non-GAAP financial measure, to the effective income tax rate, the most directly comparable financial measure calculated and reported in accordance with GAAP (in thousands, except percentages).

	Income before income taxes and equity in net income of unconsolidated investments	Income tax expense	Effective income tax rate
Three months ended June 30, 2019:
As reported	$167,071	$30,411	18.2%
Non-recurring, other unusual and non-operating pension and OPEB items	12,742	2,681
As adjusted	$179,813	$33,092	18.4%

Three months ended June 30, 2018:
As reported	$371,819	$80,102	21.5%
Non-recurring, other unusual and non-operating pension and OPEB items	(187,783)	(35,292)
As adjusted	$184,036	$44,810	24.4%

Six months ended June 30, 2019:
As reported	$320,930	$67,925	21.2%
Non-recurring, other unusual and non-operating pension and OPEB items	5,657	(1,823)
As adjusted	$326,587	$66,102	20.2%

Six months ended June 30, 2018:
As reported	$510,428	$100,463	19.7%
Non-recurring, other unusual and non-operating pension and OPEB items	(155,054)	(16,016)
As adjusted	$355,374	$84,447	23.8%